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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Data Dimensions, Inc.
One Bellevue Center
411 - 108th Avenue NE, Suite 2100
Bellevue, Washington

        RE:    DATA DIMENSIONS, INC. FORM S-8


        We hereby consent to the incorporation by reference in Registration Statement on Form S-8 of Data Dimensions, Inc. our report dated February 17, 1998, appearing on page F-2 of Data Dimensions, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.








BDO SEIDMAN, LLP

Seattle, Washington
June 10, 1999